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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-108072 of Micro Component Technology, Inc. (the "Company") on Form S-2 of our report dated February 17, 2003 (March 26, 2003 as to the first paragraph of Note 4) (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended December 31, 2003, and the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 24, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM